UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 27, 2005
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On September 27, 2005, First Industrial Realty Trust, Inc. (the “Company”) issued a press release regarding: (i) the Company’s Annual Investor Day webcast, (ii) the Company’s earnings guidance for the balance of 2005 and for full year 2006 and (iii) certain other information.
     Attached and incorporated by reference as Exhibit 99.1 is a copy of the Company’s press release dated September 27, 2005 with respect to the foregoing information.
     On September 28, 2005, the Company will hold an investor webcast at 9:00 a.m. Eastern time, 8:00 a.m. Central time, to discuss the information contained in the attached press release.
     The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1.	First Industrial Realty Trust, Inc. Press Release dated September 27, 2005 (furnished pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil

	Name:	Scott A. Musil
	Title:	Senior Vice President-Controller (Principal Accounting Officer)

Date: September 27, 2005